Exhibit 99.1

7103 S. Revere Parkway
Centennial, CO 80112

NOTICE TO STOCKHOLDERS DATED JANUARY 17, 2012

January 17, 2012

Dear NTS Mortgage Income Fund Stockholder:

On January 4, 2012, we learned of an offer by Peachtree Partners (“Peachtree”) to purchase your shares in NTS Mortgage Income Fund (the “Company”).  Peachtree’s offer is for $2.00 per share in cash.  This offer, known as a “mini-tender,” is structured to avoid certain filing, disclosure and procedural requirements designed to protect investors.  Also, regardless of the dollar size of the repurchase, each transaction is subject to an administration fee of $100.00 that Peachtree will charge to each stockholder.  The Company is responsible for ensuring that you receive the material facts necessary for you to make an informed investment decision.  Although the Company believes that Peachtree’s offer fails to comply with certain procedural safeguards required by the Securities and Exchange Commission (the “SEC”) for other tender offers, the Company remains neutral on whether you should accept or reject Peachtree’s offer. The Company believes that each Stockholder’s decision on whether to tender shares to Peachtree and, if so, how many shares to tender, is a personal investment decision that should be based upon each Stockholder’s particular circumstances and expectations. Each Stockholder should review Peachtree’s offer, consult with financial and tax advisors and make an independent determination on Peachtree’s offer using all available information.

Despite remaining neutral as to whether you should accept or reject Peachtree’s offer to purchase your shares, the Company believes Peachtree’s offer does not provide you with certain important procedural safeguards associated with tender offers for which filings are required by the SEC.  Specifically, if you tender to Peachtree, you will not be able to withdraw your shares beyond ten days after accepting Peachtree’s offer.  Under SEC rules applicable to tender offers, you would be able to withdraw at any time up until closing of the tender.  Also, Peachtree’s offer is structured to make you decide quickly without potentially adequate time to consider all of the facts because it does not have any provision requiring pro rata treatment if Stockholders tender more interests than Peachtree desires to purchase.  Under SEC rules applicable to tender offers, Peachtree would be required to accept tenders on a pro rata basis.  Finally, Peachtree’s offer fails to adequately disclose important matters required under the SEC’s guidelines.  For example, Peachtree fails to clearly summarize how it determined its offer price.

Importantly, please note that Peachtree’s “Agreement of Assignment and Transfer” form included with the tender offer contains qualifications and contingencies that you should carefully read before you make any decision.  You should also consult a publication of the SEC entitled “Mini-Tender Offers: Tips for Investors,” which is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.  If you decide to tender and Peachtree accepts, the Company will only accept a request for a transfer of the shares as long as SEC rules and regulations, including the above guidelines, are followed and the transfer complies with the Company’s bylaws and Plan of Dissolution and Liquidation.

Forward Looking Information

This notice may contain forward-looking statements involving risks and uncertainties. Statements in this filing that are not historical, including statements regarding intentions, beliefs, expectations, representations, plans or predictions of the future, constitute forward-looking statements.  For a discussion of some of these potential risks and uncertainties, please refer to the reports filed by the Company with the SEC.  The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

If you have any questions or would like additional information, please call the Company’s Investor Service Department at 1-800-928-1492, extension 544.

Sincerely,
/s/ Gregory A. Wells
Gregory A. Wells
Secretary/Treasurer/Chief Financial Officer
NTS Mortgage Income Fund

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